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                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE:

                  GERALD MOORE APPOINTED ABMC PRESIDENT AND CEO
                  ---------------------------------------------
            Company Chairman Had Assumed Acting CEO Responsibilities
                          from Robert L. Aromando Jr.

KINDERHOOK, NY, February 7, 2002 - American Bio Medica Corporation (NASDAQ:
ABMC) today announced that its board of directors has officially appointed Gerald Moore president and chief executive officer. Moore succeeded Robert L. Aromando Jr. as acting president and CEO when Aromando requested a leave of absence in December 2001. Aromando officially resigned his positions January 31, 2002. Moore was appointed president and CEO by a unanimous vote of the ABMC board during a board meeting yesterday.

Aromando remains an ABMC director and consultant for strategic business development. Moore also retains his position as chairman of the ABMC board of directors.

"This is a seamless transition, one that allows me to focus attention on managing ABMC with full authority, and also allows Bob Aromando to remain affiliated with the company, but focus most of his attention on the matters for which he requested a leave," said Moore. "I am grateful for this opportunity and am quite optimistic about ABMC's future."

Moore brings prior experience as a chief executive to ABMC, as well as an extensive background in international health care marketing and sales.

He was most recently president and CEO of Med-Ox Diagnostics of Canada, and president of BioSys, Inc. From 1990 until 1998, Moore was president of UNIPATH (North America), a division of worldwide food, home care and personal care conglomerate Unilever. Under Moore's leadership UNIPATH became a preeminent leader in the clinical health care markets in Canada and the United States.

Moore is a member of the board of directors of the Canadian Association of Clinical Microbiology and Infectious Diseases (CACMID), a director of the Canadian Clinical Standards organization and he serves on the liaison board of exhibitors to the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) of the American Society of Microbiology. Moore earned a degree in chemistry and mathematics from Strathclyde University in Glasgow, Scotland, in 1961.

In his first conference call with ABMC investors in December, Moore outlined his priorities for managing ABMC -- specifically, developing strategic business in the workplace and clinical markets, creating new products and streamlining operations. Since Moore has become acting president and chief executive officer, ABMC has announced that it has entered into a distribution agreement with Quest Diagnostics, Inc. (NYSE:DGX), making ABMC Quest Diagnostics' exclusive manufacturer of urine based point-of collection drug testing devices, earned preferred vendor status with Express Personnel and applied for FDA clearance of its proprietary on-site drug test for Oxycodone.

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About American Bio Medica Corporation

American Bio Medica Corporation develops, manufactures and markets inexpensive, accurate, on-site drugs-of-abuse diagnostic kits, sprays and support services worldwide. The company's global distributors target the workplace, physicians, corrections, clinical, and educational markets. ABMC's Rapid Drug Screen(R) and OralStat6(TM) test for the presence or absence of drugs of abuse in urine and saliva, respectively, while its Drug Detector(TM) identifies minute traces of illegal drugs on surfaces. ABMC was recently listed among the top ten biotechnology companies on the Deloitte & Touche 2001 Technology Fast 500, a ranking of the fastest growing companies in North America.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risk and uncertainties, including without limitation, continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, intellectual property rights and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.



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